Exhibit 99.1

Iovance Biotherapeutics Announces Raj K. Puri, M.D., Ph.D. to Join Leadership Team

SAN CARLOS, Calif., January 10, 2022 -- Iovance Biotherapeutics, Inc. (NASDAQ: IOVA), a late-stage biotechnology company developing novel T cell-based cancer immunotherapies, today announced that Raj K. Puri, M.D., Ph.D., will join the Company as Executive Vice President, Regulatory Strategy and Translational Medicine. Dr. Puri will begin his employment with the Company toward the end of the first quarter of 2022.

For more than 19 years, Dr. Puri has served as the director of the Division of Cellular and Gene Therapies (DCGT) in the Office of Tissues and Advanced Therapies at the United States Food and Drug Administration (FDA) in its Center for Biologics Evaluation and Research. He is also a Chief of Tumor Vaccines and Biotechnology Branch within DCGT. During his more than 33 years working at the FDA, Dr. Puri held various positions as a reviewer and laboratory chief prior to his service as a division director. Dr. Puri has experience with the evaluation and regulation of advanced therapies including cell and gene therapy, cancer vaccines, and cellular immunotherapy. As a principal investigator and throughout his career, Dr. Puri has led research in the field of cancer therapies, including agents such as immunotoxins, cancer vaccines, and T cells including chimeric antigen receptor-modified T cells and tumor infiltrating lymphocytes.

Dr. Puri trained at the National Cancer Institute’s Surgery Branch, where he worked in the laboratory of Dr. Steven Rosenberg on adoptive immunotherapy approaches for cancer, and at the Mayo Clinic, Rochester, Minnesota where he worked on progesterone hormone receptors. He received his M.D. from the University of Juarez Medical School Institute of Biosciences and his Ph.D. in Medical Sciences from the Central Drug Research Institute, Lucknow.

“We are excited that Raj has chosen to join Iovance and contribute to our mission of developing and offering patients access to novel therapies,” said Frederick G. Vogt, Ph.D., J.D., Iovance’s Interim Chief Executive Officer and President. “Raj’s deep regulatory and translational medicine experience will be invaluable for our clinical and preclinical programs.”

About Iovance Biotherapeutics, Inc.

Iovance Biotherapeutics aims to improve patient care by making T cell-based immunotherapies broadly accessible for the treatment of patients with solid tumors and blood cancers. Tumor infiltrating lymphocyte (TIL) therapy uses a patient’s own immune cells to attack cancer. TIL cells are extracted from a patient’s own tumor tissue, expanded through a proprietary process, and infused back into the patient. Upon infusion, TIL reach tumor tissue, where they attack cancer cells. The company has completed dosing in pivotal programs in patients with metastatic melanoma and cervical cancer. In addition, the company’s TIL therapy is being investigated in a registration-supporting study for the treatment of patients with locally advanced, recurrent or metastatic non-small cell lung cancer. Clinical studies are also underway to evaluate TIL in earlier stage cancers in combination with currently approved treatments, and to investigate Iovance peripheral blood lymphocyte (PBL) T cell therapy for blood cancers. For more information, please visit www.iovance.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements” of Iovance Biotherapeutics, Inc. (hereinafter referred to as the “Company,” “we,” “us,” or “our”) within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). All such written or oral statements made in this press release, other than statements of historical fact, are forward-looking statements and are intended to be covered by the safe harbor for forward-looking statements provided by the PSLRA. Without limiting the foregoing, we may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “forecast,” “guidance,” “outlook,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes and are intended to identify forward-looking statements. Forward-looking statements are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are outside of our control, that may cause actual results, levels of activity, performance, achievements and developments to be materially different from those expressed in or implied by these forward-looking statements. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled "Risk Factors" in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and include, but are not limited to, the following substantial known and unknown risks and uncertainties inherent in our business: the effects of the COVID-19 pandemic; risks related to the timing of and our ability to successfully develop, submit, obtain and maintain U.S. Food and Drug Administration (“FDA”) or other regulatory authority approval of, or other action with respect to, our product candidates, and our ability to successfully commercialize any product candidates for which we obtain FDA approval; preliminary and interim clinical results, which may include efficacy and safety results, from ongoing clinical trials may not be reflected in the final analyses of our ongoing clinical trials or subgroups within these trials; the risk that enrollment may need to be adjusted for our trials and cohorts within those trials based on FDA and other regulatory agency input; the new version of the protocol which further defines the patient population to include more advanced patients in our cervical cancer trial may have an adverse effect on the results reported to date; the risk that we may be required to conduct additional clinical trials or modify ongoing or future clinical trials based on feedback from the FDA or other regulatory authorities; the risk that our interpretation of the results of our clinical trials or communications with the FDA may differ from the interpretation of such results or communications by the FDA; the acceptance by the market of our product candidates and their potential reimbursement by payors, if approved; our ability or inability to manufacture our therapies using third party manufacturers or our own facility may adversely affect our potential commercial launch; the results of clinical trials with collaborators using different manufacturing processes may not be reflected in our sponsored trials; the risk that unanticipated expenses may decrease our estimated cash balances and increase our estimated capital requirements; and other factors, including general economic conditions and regulatory developments, not within our control.

CONTACTS

Iovance Biotherapeutics, Inc.:

Sara Pellegrino, IRC

Vice President, Investor Relations & Public Relations

650-260-7120 ext. 264

Sara.Pellegrino@iovance.com

Solebury Trout:

Zara Lockshin

646.378.2960

zlockshin@soleburytrout.com